Exhibit 99.1

Vistra Energy Reports 2018 Results Above Consensus; Reaffirms 2019 Guidance

IRVING, Texas, Feb. 28, 2019 — Vistra Energy Corp. (NYSE: VST):

Financial Highlights

•

Delivered 2018 Ongoing Operations Adjusted EBITDA[1] of $2,809 million and a Net Loss from Ongoing Operations of $7 million—results above consensus and in-line with management guidance midpoint; results more than $180 million above the comparable guidance midpoint when utilizing original guidance curve dates of October 2017.

•

Delivered 2018 Ongoing Operations Adjusted FCFbG[1] of $1,611 million and Operating Cash Flow of $1,471 million—results above the high-end of the guidance range and reflecting a free cash flow conversion ratio of nearly 60 percent.

•

Reaffirmed 2019 full-year Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG guidance ranges of $3.22 to $3.42 billion and $2.1 to $2.3 billion, respectively[2], highlighting the company’s significant earnings power and expected 2019 EBITDA to free cash flow conversion of approximately 66 percent.

•

Continued rotation of its shareholder base, with Vanguard and Fidelity replacing Apollo and Oaktree as Vistra’s second and third largest shareholders, respectively, according to each firm’s most recent filing with the Securities and Exchange Commission.

Capital Allocation Highlights

•

Announced $1.75 billion in share repurchase authorizations; approximately $937 million executed through Feb. 15, 2019, reducing shares outstanding to approximately 486 million shares as of the same date, approximately 7 percent lower than Vistra’s share count as of the Dynegy merger close on April 9, 2018.

•

Adopted annual dividend program of an expected $0.50 per share on an annual basis and announced initial quarterly dividend of $0.125 per share to be paid on March 29, 2019 to shareholders of record as of March 15, 2019; Vistra management anticipates an annual dividend growth rate in the range of approximately 6-8 percent per share.

•

Reduced annual interest expense by approximately $210 million through the refinancing and repayment of approximately $13 billion aggregate principal amount of indebtedness and revolving credit commitments through Feb. 21, 2019; Vistra believes it is on-track to achieve leverage target of approximately 2.5x net debt to EBITDA[3] (or approximately 2.7x gross debt to EBITDA) by year-end 2020.

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Growth Highlights

•

Closed merger with Dynegy ahead of schedule and without any required divestiture of ERCOT gas-fueled power plants; increased projected Dynegy merger EBITDA value lever targets by more than 60 percent to $565 million and additional after-tax free cash flow value lever targets by more than 375 percent to $310 million as compared to initial expectations at the time of the merger announcement. 2018 results ahead of schedule, with Vistra expected to realize and achieve EBITDA value lever targets as follows:

	Realized in Year	Achieved by YE
2018	$195mm	$385mm
2019	$430mm	$515mm
2020	$540mm	$565mm
2021	$565mm

•	Grew ERCOT residential retail customer counts by 15,000 residential customers, launched new digital platform for multifamily customers, and enhanced customer experience initiative.

•

Announced Moss Landing battery storage project, a 300-megawatt / 1,200-megawatt hour battery project with an associated 20-year resource adequacy contract that will be the largest of its kind in the world.

•	Entered renewable market with commercial operations of 180-megawatt Upton 2 solar facility on June 1, 2018 and 10-megawatt / 42-megawatt hour Upton 2 battery project on Dec. 31, 2018.

•

Announced agreement to acquire Crius Energy Trust at an estimated 4.0 times EV/EBITDA multiple, accretive to both EBITDA and FCF and exceeding Vistra’s investment threshold of mid- to high-teens unlevered returns; accelerates Vistra’s Midwest and Northeast growth strategy via Crius Energy’s presence in 19 states and the District of Columbia and establishes a platform for future growth; closing expected to occur in second quarter of 2019.

(1)

Excludes results from the Asset Closure segment and the net impact of the partial buybacks of the Odessa earnout in February and May. Vistra excludes the related net cash expenditure from Adjusted FCFbG, as the partial buybacks of the Odessa earnout are considered growth expenditures by management. Vistra is reporting Adjusted EBITDA on a comparable basis. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

(2)

Excludes the Asset Closure segment and the pending Crius acquisition. Includes $430 million of synergies expected to be realized in 2019 as compared to the full run-rate of Adjusted EBITDA value lever targets of $565 million. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

(3)	Assuming approximately $400 million cash on balance sheet.

Summary of Financial Results for the Three Months and Year Ended Dec. 31, 2018

($ in millions)	Three Months Ended Dec. 31, 2018	Twelve Months Ended Dec. 31, 2018
Operating Revenues	$2,584	$9,144
Net Income (Loss)	$(186)	$(56)
Ongoing Operations Net Income (Loss)[1]	$(161)	$(7)
Ongoing Operations Adjusted EBITDA[2]	$719	$2,809
- inc. Odessa Earnout Buybacks	$721	$2,791

Operating Cash Flow		$1,471
Ongoing Operations Adjusted FCFbG[2]		$1,611
- inc. Odessa Earnout Buybacks		$1,589

(1)	Excludes results from the Asset Closure segment.

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(2)

Excludes results from the Asset Closure segment and the net impact of the partial buybacks of the Odessa earnout in February and May. Vistra excludes the related net cash expenditure from Adjusted FCFbG, as the partial buybacks of the Odessa earnout are considered growth expenditures by management. Vistra is reporting Adjusted EBITDA on a comparable basis. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

For the three months ended Dec. 31, 2018, Vistra reported a Net Loss from Ongoing Operations of $161 million and Adjusted EBITDA from Ongoing Operations of $719 million.

For the full year, Vistra reported a Net Loss from Ongoing Operations of $7 million and Adjusted EBITDA from Ongoing Operations of $2,809 million excluding the net impact to Adjusted EBITDA of the Odessa Power Plant earnout buybacks in February and May 2018. Including these impacts, Vistra’s Adjusted EBITDA from Ongoing Operations was $2,791 million. Also for the full year, Vistra reported Operating Cash Flow of $1,471 million and Ongoing Operations Adjusted Free Cash Flow before Growth of $1,611 million.

Curt Morgan, Vistra’s president and chief executive officer, commented, “The past 12 months have been a period of transition and growth for Vistra. We integrated Dynegy to create One Company, One Team, expanded our generation platform into renewables with the addition of our Upton 2 solar facility and battery project, announced the planned development of the world’s largest battery storage project in California, and recently announced the acquisition of Crius Energy, which will accelerate Vistra’s retail growth strategy in markets outside of Texas.”

Morgan added, “I believe Vistra’s strong balance sheet, low-cost integrated power company model, with our industry-leading retail business and commercial operations, and in-the-money power generation, is proving out its stable earnings profile and ability to generate significant free cash flow. This free cash flow generation has served as the backdrop for Vistra’s planned capital allocation strategy to return capital to shareholders through opportunistic share repurchases and a recurring dividend, while also reducing our total debt outstanding to achieve our long-term leverage target of 2.5 times net debt to EBITDA. We expect 2019 to be a year of execution as we continue to integrate acquired operations while working to meet or exceed our synergy and guidance targets.”

Acquisition of Crius Energy Trust

In February 2019, Vistra announced its agreement to acquire Crius Energy Trust for approximately $378 million1 plus the assumption of Crius Energy net debt of approximately $108 million. Vistra expects to achieve $15 million of annual EBITDA synergies and an additional $12 million of annual free cash flow synergies resulting from supply and financing efficiencies. In addition, Vistra expects it will avoid a cumulative $29 million of organic retail growth investment over the period from 2019 through 2023 as a result of the acquisition. Pro forma for the full run-rate of synergies, Vistra estimates the purchase at approximately 4.0 times EV/EBITDA, which is projected to be accretive to both EBITDA and free cash flow and to exceed Vistra’s investment threshold of mid- to high-teens unlevered returns.

(1)	Assumes an exchange rate of US$0.76 for each C$1.

2019 Guidance

($ in millions)	2019
Ongoing Operations Adj. EBITDA[1]	$3,220 – 3,420
Ongoing Operations Adj. FCFbG[1]	$2,100 – 2,300

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(1)

Excludes the Asset Closure segment and the pending Crius acquisition. Includes $430 million of synergies expected to be realized in 2019 as compared to the full run-rate of Adjusted EBITDA value lever targets of $565 million. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

Vistra is reaffirming its 2019 Ongoing Operations guidance ranges, forecasting Ongoing Operations Adjusted EBITDA of $3,220 to $3,420 million and Ongoing Operations Adjusted FCFbG of $2,100 to $2,300 million.

Share Repurchase Program

As of Feb. 15, 2019, Vistra has completed $937 million of the $1.75 billion share repurchase program authorized by its board of directors. Vistra has purchased approximately 40 million shares, lowering Vistra’s shares outstanding to approximately 486 million as of Feb. 15, 2019. $813 million remains available for execution under the program as of Feb. 15, 2019.

Financing Update

In February 2019, Vistra used the net proceeds from the issuance by Vistra Operations Company LLC, a wholly owned, indirect subsidiary of Vistra Energy, of $1,300 million aggregate principal amount of 5.625 percent senior notes due 2027 to (i) repurchase approximately $1,193 million aggregate principal amount of 7.375 percent senior notes due 2022, (ii) call an additional approximately $35 million aggregate principal amount of 7.375 percent senior notes due 2022, and (iii) call an additional approximately $25 million aggregate principal amount of 8.034 percent senior notes due 2022. As a result of these transactions, Vistra reduced its annual interest expense by approximately $20 million and extended maturities.

Liquidity

As of Dec. 31, 2018, Vistra had total available liquidity of approximately $1.771 billion, including cash and cash equivalents of $636 million and $1,135 million of availability under its revolving credit facility, which remained undrawn but had $1,365 million of letters of credit outstanding as of Dec. 31, 2018.

Upton 2 Battery Storage Project

On Dec. 31, 2018, Vistra achieved commercial operations at its 10-megawatt / 42-megawatt hour Upton 2 battery storage project in West Texas. Upon commercial operations, the project was the largest energy storage project in Texas and the seventh largest in the United States.

Earnings Webcast

Vistra will host a webcast today, Feb. 28, 2019, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live, listen-only webcast and the accompanying slides that will be discussed on the webcast can be accessed via the investor relations section of Vistra’s website at www.vistraenergy.com. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement obligations, reorganization items, and certain other items described from time to time in Vistra Energy’s earnings releases),“Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures

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Feb. 28, 2019, Page 5

(including capital expenditures for growth investments), other net investment activities, preferred stock dividends, and other items described from time to time in Vistra Energy’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment) and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra Energy’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra Energy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra Energy uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both net income prepared in accordance with GAAP and Adjusted EBITDA. Vistra Energy uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra Energy uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and Vistra Energy’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra Energy’s ongoing operations. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Allan Koenig

214-875-8004

Media.Relations@vistraenergy.com

Analysts

Molly Sorg

214-812-0046Investor@vistraenergy.com

About Vistra Energy

Vistra Energy (NYSE: VST) is a premier, integrated power company based in Irving, Texas, combining an innovative, customer-centric approach to retail with a focus on safe, reliable, and efficient power generation. Through its retail and generation businesses which include TXU Energy, Homefield Energy, Dynegy, and Luminant, Vistra operates in 12 states and six of the seven competitive markets in the U.S., with about 5,400 employees. Vistra’s retail brands serve approximately 2.9 million residential, commercial, and industrial customers across five top retail states, and its generation fleet totals approximately 41,000 megawatts of highly efficient generation capacity, with a diverse portfolio of natural gas, nuclear, coal, solar, and battery storage facilities. The company is currently developing the largest battery energy storage system of its kind in the world – a 300-MW/1,200-MWh system in Moss Landing, California.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra Energy”) operates and beliefs of and assumptions made by Vistra Energy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra Energy. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to, “intends,” “plans,” “will likely,” “unlikely,” “believe,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “forecast,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including but not limited to (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra Energy to execute upon the contemplated strategic and performance initiatives (including the risk that Vistra Energy’s and Dynegy’s respective businesses will not be integrated successfully or that the cost savings, synergies and growth from the merger will not be fully realized or may take longer than expected to realize); (iii) actions by credit ratings agencies, (iv) with respect to the proposed Crius acquisition, (x) the ability of the parties to obtain all required approvals, including regulatory approvals and Crius unitholder approval, (y) the parties ability to otherwise successfully consummate the transaction, and (z) for Vistra to successfully integrate the Crius business as currently projected, and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Vistra Energy from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra Energy’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2018 and any subsequently filed quarterly reports on Form 10-Q.

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Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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VISTRA ENERGY CORP. STATEMENTS OF CONSOLIDATED INCOME (LOSS) (Millions of Dollars, Except Per Share Amounts)
	Successor			Predecessor
	Year Ended December 31,		Period from October 3, 2016 through	Period from January 1, 2016 through October 2, 2016
	2018	2017	December 31, 2016
Operating revenues	$9,144	$5,430	$1,191	$3,973
Fuel, purchased power costs and delivery fees	(5,036)	(2,935)	(720)	(2,082)
Net gain from commodity hedging and trading activities	—	—	—	282
Operating costs	(1,297)	(973)	(208)	(664)
Depreciation and amortization	(1,394)	(699)	(216)	(459)
Selling, general and administrative expenses	(926)	(600)	(208)	(482)
Impairment of goodwill (Note 8)	—	—	—	—
Impairment of long-lived assets	—	(25)	—	—

Operating income (loss)	491	198	(161)	568
Other income (Note 23)	47	37	10	19
Other deductions (Note 23)	(5)	(5)	—	(75)
Interest expense and related charges (Note 11)	(572)	(193)	(60)	(1,049)
Impacts of Tax Receivable Agreement (Note 10)	(79)	213	(22)	—
Equity in earnings of unconsolidated investment (Note 23)	17	—	—	—
Reorganization items (Note 5)	—	—	—	22,121

Income (loss) before income taxes	(101)	250	(233)	21,584
Income tax (expense) benefit (Note 9)	45	(504)	70	1,267

Net income (loss)	(56)	(254)	(163)	22,851

Less: Net loss attributable to noncontrolling interest	2	—	—

Net loss attributable to Vistra Energy	$(54)	$(254)	$(163)

Weighted average shares of common stock outstanding:
Basic	504,954,371	427,761,460	427,560,620
Diluted	504,954,371	427,761,460	427,560,620
Net loss per weighted average share of common stock outstanding:
Basic	$(0.11)	$(0.59)	$(0.38)
Diluted	$(0.11)	$(0.59)	$(0.38)
Dividend declared per share of common stock	$—	$—	$2.32

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VISTRA ENERG CORP. STATEMENTS OF CONSOLIDATED CASH FLOWS (Millions of Dollars)
	Successor			Predecessor
	Year Ended December 31,		Period from October 3, 2016 through December 31,	Period from January 1, 2016 through
	2018	2017	2016	October 2, 2016
Cash flows — operating activities:
Net income (loss)	$(56)	$(254)	$(163)	$22,851
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	1,533	835	285	532
Deferred income tax expense (benefit), net	(62)	418	(76)	(1,270)
Unrealized net (gain) loss from mark-to-market valuations of commodities	380	145	165	36
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	5	(29)	11	—
Gain on extinguishment of liabilities subject to compromise (Note 6)	—	—	—	(24,344)
Net loss from adopting fresh start reporting (Note 5)	—	—	—	2,013
Contract claims adjustments of Predecessor (Note 5)	—	—	—	13
Impairment of long-lived assets (Note 4)	—	25	—	—
Write-off of intangible and other assets (Note 23)	—	—	—	45
Impacts of Tax Receivable Agreement (Note 10)	79	(213)	22	—
Change in asset retirement obligation liability	(27)	112	—	—
Asset Retirement obligation accretion	50	60	6	—
Stock-based compensation	73	—	—	—
Other, net	92	69	1	63
Changes in operating assets and liabilities:
Affiliate accounts receivable/payable — net	—	—	—	31
Accounts receivable — trade	(207)	7	135	(216)
Inventories	61	22	3	71
Accounts payable — trade	90	(30)	(79)	26
Commodity and other derivative contractual assets and liabilities	(80)	(1)	(48)	29
Margin deposits, net	(221)	146	(193)	(124)
Accrued interest	(105)	(10)	32	(10)
Accrued taxes	(64)	33	12	(13)
Accrued employee incentive	40	(24)	24	(30)
Alcoa contract settlement (Note 4)	—	238	—	—
Tax Receivable Agreement payment (Note 10)	(16)	(26)	—	—
Major plant outage deferral	(22)	(66)	—	—
Other — net assets	73	4	(2)	(3)
Other — net liabilities	(145)	(75)	(54)	62

Cash provided by (used in) operating activities	1,471	1,386	81	(238)

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	Successor			Predecessor
	Year Ended December 31,		Period from October 3, 2016 through December 31,	Period from January 1, 2016 through
	2018	2017	2016	October 2, 2016
Cash flows — financing activities:
Issuances of long-term debt (Note 14)	1,000	—	—	—
Repayments/repurchases of debt (Note 14)	(3,075)	(191)	—	(2,655)
Net borrowings under accounts receivable securitization program (Note 13)	339	—	—	—
Debt tender offer and other debt financing fee	(236)	(8)	—	—
Stock repurchase (Note 16)	(763)	—	—	—
Incremental Term Loan B Facility (Note 14)	—	—	1,000	—
Special Dividend (Note 16)	—	—	(992)	—
Net proceeds from issuance of preferred stock (Note 5)	—	—	—	69
Payments to extinguish claims of TCEH first lien creditors (Note 5)	—	—	—	(486)
Payment to extinguish claims of TCEH unsecured creditors (Note 5)	—	—	—	(429)
Borrowings under TCEH DIP Roll Facilities and DIP Facility (Note 14)	—	—	—	4,680
TCEH DIP Roll Facilities and DIP Facility financing fees	—	—	—	(112)
Other, net	12	(2)	(2)	(8)

Cash provided by (used in) financing activities	(2,723)	(201)	6	1,059

Cash flows — investing activities:
Capital expenditures, including LTSA prepayments	(378)	(114)	(48)	(230)
Nuclear fuel purchases	(118)	(62)	(41)	(33)
Development and growth expenditures (Note 3)	(34)	(190)	—	—
Cash acquired in the Merger	445	—	—	—
Odessa acquisition (Note 3)	—	(355)	—	—
Lamar and Forney acquisition — net of cash acquired (Note 3)	—	—	—	(1,343)
Changes in restricted cash (Predecessor)	—	—	—	233
Proceeds from sales of nuclear decommissioning trust fund securities (Note 23)	252	252	25	201
Investments in nuclear decommissioning trust fund securities (Note 23)	(274)	(272)	(30)	(215)
Notes/advances due from affiliates	—	—	—	(41)
Other, net	6	14	1	8

Cash used in investing activities	(101)	(727)	(93)	(1,420)

Net change in cash, cash equivalents and restricted cash (Successor); Net change in cash and cash equivalents (Predecessor)	(1,353)	458	(6)	(599)
Cash, cash equivalents and restricted cash — beginning balance (Successor); Cash and cash equivalents — beginning balance (Predecessor)	2,046	1,588	1,594	1,400

Cash, cash equivalents and restricted cash — ending balance (Successor); Cash and cash equivalents — ending balance (Predecessor)	$693	$2,046	$1,588	$801

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VISTRA ENERGY CORP. NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA FOR THREE MONTHS ENDED DECEMBER 31, 2018 (Unaudited) (Millions of Dollars)
	Three Months Ended December 31, 2018
	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$315	$(291)	$13	$37	$7	$(242)	$(161)	$(25)	$(186)
Income tax expense (benefit)	—	—	—	—	—	(76)	(76)	—	(76)
Interest expense and related charges	4	(2)	3	1	—	275	281	—	281
Depreciation and amortization	81	139	147	49	3	25	444	—	444

EBITDA	400	(154)	163	87	10	(18)	488	(25)	463

Unrealized net (gain) or loss resulting from hedging transactions	(168)	291	22	18	(9)	19	173	—	173
Fresh Start / Purchase Accounting Impacts	14	(2)	1	—	2	—	15	—	15
Impacts of Tax Receivable Agreement	—	—	—	—	—	14	14	—	14
Non-cash compensation expenses	—	—	—	—	—	11	11	—	11
Transition and merger expenses	1	2	7	1	4	13	28	—	28
Other, net	3	4	2	2	2	(21)	(8)	6	(2)

Adjusted EBITDA, including Odessa earnout buybacks	$250	$141	$195	$108	$9	$18	$721	$(19)	$702

Impact of Odessa earnout buybacks		(2)					(2)		(2)

Adjusted EBITDA	$250	$139	$195	$108	$9	$18	$719	$(19)	$700

(a)	Includes nuclear fuel amortization of $18 million in ERCOT.

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VISTRA ENERGY CORP. NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA FOR YEAR ENDED DECEMBER 31, 2018 (Unaudited) (Millions of Dollars)
	Year Ended December 31, 2018
	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$712	$(55)	$100	$79	$35	$(878)	$(7)	$(49)	$(56)
Income tax expense (benefit)	—	—	—	—	—	(45)	(45)	—	(45)
Interest expense and related charges	7	12	8	2	1	542	572	—	572
Depreciation and amortization	318	494	413	152	9	86	1,472	—	1,472

EBITDA	1,037	451	521	233	45	(295)	1,992	(49)	1,943

Unrealized net (gain) or loss resulting from hedging transactions	(206)	498	42	40	(9)	15	380	—	380
Fresh Start / Purchase Accounting Impacts	26	(6)	(1)	9	12	—	40	1	41
Impacts of Tax Receivable Agreement	—	—	—	—	—	79	79	—	79
Non-cash compensation expenses	—	—	—	—	—	73	73	—	73
Transition and merger expenses	1	9	14	2	9	196	231	2	233
Other, net	(13)	(2)	16	9	9	(23)	(4)	(3)	(7)

Adjusted EBITDA, including Odessa earnout buybacks	$845	$950	$592	$293	$66	$45	$2,791	$(49)	$2,742

Impact of Odessa earnout buybacks		18					18		18

Adjusted EBITDA	$845	$968	$592	$293	$66	$45	$2,809	$(49)	$2,760

(a)	Includes nuclear fuel amortization of $78 million in ERCOT.

Vistra Energy - Press Release

Feb. 28, 2019, Page 12

VISTRA ENERGY CORP. NON-GAAP RECONCILIATIONS - ADJUSTED FREE CASH FLOW FOR YEAR ENDED DECEMBER 31, 2018 (Unaudited) (Millions of Dollars)
	Year Ended December 31, 2018
	Ongoing Operations	Asset Closure	Vistra Energy Consolidated
Adjusted EBITDA	$2,809	$(49)	$2,760
Interest paid, net (a)	(636)	—	(636)
Taxes paid (b)	(61)	(14)	(75)
Severance	(2)	(20)	(22)
Working capital, margin deposits and derivative related cash activities	(259)	—	(259)
Reclamation and remediation	(41)	(59)	(100)
Taxes related to Alcoa settlement	(45)	—	(45)
Transition and merger expense	(171)	—	(171)
Transition related Capex	(23)	—	(23)
Impact of Odessa earnout buybacks on EBITDA	(18)	—	(18)
Changes in other operating assets and liabilities	64	(4)	60

Cash provided by operating activities	$1,617	$(146)	$1,471
Capital expenditures including LTSA prepayments and nuclear fuel purchases (c)	(510)	—	(510)
Development and growth expenditures	(34)	—	(34)
Other net investing activities (d)	(16)	—	(16)

Free cash flow	$1,057	$(146)	$911
Working capital, margin deposits and derivative related cash activities	259	—	259
Development and growth expenditures	34	—	34
Severance	2	20	22
Taxes related to Alcoa settlement	45	—	45
Transition and merger expense	171	—	171
Transition related Capex	23	—	23
Other	(2)	—	(2)

Adjusted free cash flow	$1,589	$(126)	$1,463

Impact of Odessa earnout buybacks on free cash flow	22	$—	$22

Adjusted free cash flow before growth	$1,611	$(126)	$1,485

(a)	Net of interest received. Excludes fees paid on Vistra Operations Credit Facility repricing in February 2018 and refinancing in June 2018, August 2018, and December 2018.
(b)	Excludes taxes paid related to Alcoa settlement.
(c)	Includes $114 million LTSA financed capital expenditures.
(d)	Includes investments in and proceeds from the nuclear decommissioning trust fund and other net investing cash flows.

Vistra Energy - Press Release

Feb. 28, 2019, Page 13

VISTRA ENERGY CORP. NON-GAAP RECONCILIATIONS - 2019 GUIDANCE (Unaudited) (Millions of Dollars)
	Ongoing Operations		Asset Closure		Vistra Energy Consolidated
	Low	High	Low	High	Low	High
Net Income	$993	$1,149	$(66)	$(56)	$927	$1,093
Income tax expense	294	338	—	—	294	338
Interest expense and related charges	589	589	—	—	589	589
Depreciation and amortization	1,550	1,550	—	—	1,550	1,550

EBITDA before adjustments	$3,426	$3,626	$(66)	$(56)	$3,360	$3,570
Unrealized net (gain) loss resulting from hedging transactions	(402)	(402)	—	—	(402)	(402)
Fresh start / purchase accounting impacts	60	60	—	—	60	60
Impacts of Tax Receivable Agreement	63	63	—	—	63	63
Transition and merger expenses	8	8	—	—	8	8
Other, net	65	65	1	1	66	66

Adjusted EBITDA	$3,220	$3,420	$(65)	$(55)	$3,155	$3,365
Interest payments	(566)	(566)	—	—	(566)	(566)
Tax payments (a)	132	132	—	—	132	132
Working capital and margin deposits	161	161	—	—	161	161
Reclamation and remediation	(60)	(60)	(118)	(118)	(178)	(178)
Other changes in operating assets and liabilities	(58)	(58)	26	36	(32)	(22)

Cash provided by operating activities	$2,829	$3,029	$(157)	$(137)	$2,672	$2,892
Capital expenditures including nuclear fuel	(586)	(586)	—	—	(586)	(586)
Solar and Moss Landing development and other growth expenditures	(156)	(156)	—	—	(156)	(156)
Other net investing activities	(20)	(20)	2	2	(18)	(18)

Free cash flow	$2,067	$2,267	$(155)	$(135)	$1,912	$2,132
Working capital and margin deposits	(161)	(161)	—	—	(161)	(161)
Solar and Moss Landing development and other growth expenditures	156	156	—	—	156	156
Transition and merger expenses	15	15	—	—	15	15
Transition capital expenditures	23	23	—	—	23	23

Adjusted free cash flow	$2,100	$2,300	$(155)	$(135)	$1,945	$2,165

(a)	Includes state tax payments.